UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2006 (July 31, 2006)

Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32852	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the distributions of all of the shares of common stock of Realogy Corporation (“Realogy”) and Wyndham Worldwide Corporation to Cendant Corporation (“Cendant”) stockholders, on July 31, 2006, the Compensation Committee of Cendant’s Board of Directors approved a change to the date on which all Cendant equity awards (including Realogy awards granted as an adjustment to such Cendant equity awards) will become fully vested. Such equity awards will now vest on August 15, 2006 rather than August 30, 2006 (which was the previous date upon which such equity awards were to vest). The foregoing will apply to current employees (other than Mr. Henry R. Silverman, who has not received any such awards since 2001) as of the date of the proposed vesting, as well as employees whose employment terminated in connection with Cendant’s plan of separation.

Item 8.01	Other Events.

As of the close of business on July 31, 2006, Cendant completed the distribution to its stockholders of all of its shares of common stock of Realogy, then a wholly owned subsidiary of Cendant that holds directly or indirectly the assets and liabilities of Cendant’s Real Estate Services businesses. Cendant distributed one share of Realogy common stock for every four shares of Cendant common stock outstanding as of the close of business on July 21, 2006. Further details regarding the distribution may be found in Realogy’s information statement dated July 13, 2006, which was attached as Exhibit 99.1 to Realogy’s Current Report on Form 8-K filed July 19, 2006 and was mailed to Cendant stockholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/S/ C. PATTESON CARDWELL, IV
C. Patteson Cardwell, IV Executive Vice President, General Counsel and Secretary

Date: August 3, 2006

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